Exhibit 2.2

ADDENDUM TO THE SHARE SALE AGREEMENT

entered into between

GET EDUCATED INTERNATIONAL PROPRIETARY LIMITED

and

K2017143886 SOUTH AFRICA PROPRIETARY LIMITED

and

THE TRUSTEES FOR THE TIME BEING OF THE PADDOCK FAMILY TRUST

THE TRUSTEES FOR THE TIME BEING OF THE SAMUEL EDWARD PADDOCK FAMILY TRUST

THE TRUSTEES FOR THE TIME BEING OF THE ROBERT JAMES PADDOCK FAMILY TRUST

THE TRUSTEES FOR THE TIME BEING OF THE PRINCESS TRUST

JOHN HILL

THE TRUSTEES FOR THE TIME BEING OF THE FIREBIRD TRUST

AMY JOHNSON

ROBYN COSTA

THE TRUSTEES FOR THE TIME BEING OF THE VELFLEX TRUST

THELMA JANSE VAN RENSBURG

THE TRUSTEES FOR THE TIME BEING OF THE INFINITE AFFLUENCE TRUST

DIGAME AFRICA

and

SAMUEL EDWARD PADDOCK

ROBERT JAMES PADDOCK

ANTHONY EDWARD GRAHAM SAUNDERS

CHRISTOPHER MURRAY VELLA

RYAN MICHAEL O’MAHONEY

DALE WILLIAMS

1.                                      INTERPRETATION

1.1.                            In this Addendum, unless the context otherwise indicates, the following words and expressions shall have the meanings hereunder assigned to them:

1.1.1.                                            “Addendum” means this first addendum to the Share Sale Agreement; and

1.1.2.                                            “Share Sale Agreement” means the written agreement entered into between the parties to this Addendum on 1 and 2 May 2017 entitled “Share Sale Agreement”.

1.2.                            The interpretation and definitions contained in the Share Sale Agreement shall apply to this Addendum mutatis mutandis.

2.                                      AMENDMENTS TO SHARE SALE AGREEMENT

2.1.                            The Share Sale Agreement is amended by the remaining provisions of this clause 2 to this Addendum.

2.2.                            The definition of “Final Unaudited Accounts” in clause 1.2.3 of the Share Sale Agreement is amended by deleting the definition thereof and replacing it with the following definition -

“1.2.3.            “Final Unaudited Accounts” means (A) (i) the consolidated balance sheets of the Group as of December 31, 2016 and (ii) the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the twelve month period ended December 31, 2016, as well as the footnotes to such financial statements, together with the unconsolidated statements above of each of the members of the Group as of and for the same periods (“2016 Final Unaudited Accounts”), (B) (i) the consolidated balance sheets of the Group as of December 31, 2015 and (ii) the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the twelve month period ended December 31, 2015, as well as the footnotes to such financial statements, together with the unconsolidated statements above of each of the members of the Group as of and for the same periods (“2015 Final Unaudited Accounts”) and (C) (i) the consolidated balance sheets of the Group as of March 31, 2017 and (ii) the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the three month period ended March 31, 2017, as well as the footnotes to such financial statements, together with the unconsolidated statements above of each of the members of the Group as of and for the same periods (“2017 Final Unaudited Accounts” and together with the 2016 Final Unaudited Accounts and the 2015 Final Unaudited Accounts, the “Final Unaudited Accounts”), all of which shall be prepared in accordance with IFRS in USD or U.S. GAAP, as mutually agreed between the Purchaser and the Sellers’ Representative in writing, and all of which shall have undergone audit review procedures, which are materially complete, by an independent accounting firm in accordance with IFRS or U.S. GAAP, as applicable;”

2.3.                            The definition of “Cash on Hand” in clause 1.2.13 of the Share Sale Agreement is amended by deleting the definition thereof and replacing it with the following definition —

“1.2.13        “Cash on Hand” means all cash and cash equivalents of the Group.  “Cash on Hand” shall, for the avoidance of doubt, exclude (i) any deduction, withholding or additional cost (including Tax) payable or incurred on any cash or cash equivalents that at the relevant date (or within thirty-three (33) days thereof) is not capable of being spent, distributed, loaned or released by a Group Company from the jurisdiction in which it is situated on that date, (ii) any cash or cash equivalents received by the Company with respect to repayment of loans among any Group Company and any employee, director, officer or shareholder of any Group Company; (iii) any cash or cash equivalents that are not otherwise readily accessible on that date by the Group (including any cash and cash equivalents designated as restricted cash on the consolidated balance sheet contained in the 2016 Preliminary Unaudited Accounts and/or the Preliminary Management Accounts, any cash securing rent deposits or any other cash held as collateral in respect of obligations to any other party); and (iv) all Tax (A) the liability for which has been incurred prior to the Closing Date or is attributable to such pre-Closing period and/or (B) the liability for which is not reflected in the 2016 Final Unaudited Accounts and/or (C) any Tax payable by any member of the Group arising from or out of the implementation of the Transaction and any steps taken to place any Seller in a position to sell its Sold Shares in terms of this Agreement, and which Tax contemplated in (A), (B) and/or (C) of this definition has not been paid as at the Closing Date (including, to avoid doubt, employee PAYE tax and VAT due for payment within 30 days after the Closing Date).  For the sake of clarity, the parties record that cash and cash equivalents received by any Group Company in terms of the Interim Period Facility shall be included for the purposes of calculating Cash on Hand;”;

2.4.                            The definition of “Closing Date” in clause 1.2.15 of the Share Sale Agreement is amended by deleting the definition thereof and replacing it with the following definition -

“1.2.15.     “Closing Date” means, provided that the CP Fulfilment Date has occurred, 1 July 2017, from which date all risk in and benefits attaching to the Sold Shares shall be deemed to have passed to the Purchaser provided that the Purchaser shall have paid or caused to be paid the amounts due from the Purchaser to Webber Wentzel, into Webber Wentzel’s trust bank account, in accordance with clause 34 and clause 7.3;”

2.5.                            The definition of “Target Cash on Hand” is amended by deleting the reference therein to the sum of “R20 million” and replacing it with a reference to the sum of “R25 million”;

2.6.                            The introductory wording to clause 7.3 is deleted and replaced with the following new introductory wording to clause 7.3:

“7.3                         In terms of clause 34, the Purchaser shall, subject to clause 7.6, pay to Webber Wentzel in trust the portion of the Purchase Price referred to in clause 6.2 (less the Escrow Amount which shall be paid to the Escrow Agent in accordance with clause 7.4, on or before 3 July 2017), in such a manner that the payment to Webber Wentzel shall reflect in Webber Wentzel’s trust bank account on or prior to 30 June 2017, for distribution by Webber Wentzel to the Sellers in terms of the release from the Purchaser contemplated in clause 34.1.2. Webber Wentzel shall on 3 July 2017 distribute the Purchase Price referred to in clause 6.2, as received by Webber Wentzel from the Purchaser, subject to receipt by Webber Wentzel of the release from the Purchaser contemplated in clause 34.1.2, and satisfaction of the conditions therein, as follows:”

2.7.                            The introductory wording to clause 7.5 is deleted and replaced with the following new introductory wording to clause 7.5:

“7.5                         At 10h00 on 3 July 2017 (except in the case of clause 7.5.1, which shall take place on 1 July 2017 and, in the case of clause 7.5.2 as set out in clause 7.5.2), the Purchaser (or its representatives) and the Sellers’ Representative shall meet at the head offices of the Company or such other venue as the Company, the Sellers’ Representative and the Purchaser shall agree in writing, at which meeting, against receipt of payment of the Purchase Price in accordance with clause 7.3:”;

2.8.                            Clause 7.5.2 is deleted in its entirety and replaced with the following new clause 7.5.2:

“7.5.2               the Sellers’ Representative shall deliver to the Purchaser, by no later than 17h00 on 1 July 2017, the confirmation by each Seller, in writing, that the representations and warranties contained in this Agreement (subject to clause 14.6) were true and correct on and as of the Signature Date and are true and correct on and as of the Closing Date, dated on and as of 1 July 2017 (disregarding any “Material Adverse Effect” or similar materiality qualification therein), except that representations and warranties that are made as of a specific date are true and correct only as of such date;”;

2.9.                            Clause 7.5.3 is amended by deleting the introductory wording to clause 7.5.3 and replacing it with the following introductory wording:

“7.5.3               the Sellers’ Representative shall (and the Sellers shall procure that the Sellers’ Representative shall) against payment of that portion of the Purchase Price due and payable on the Closing Date to Webber Wentzel having been made in terms of clause 34 and in accordance with clauses 6 and 7 by the Purchaser in terms of clause 7.3, immediately deliver to the Purchaser:”

2.10.                     Clause 7.5.3.2 is amended by deleting the word “certified”;

2.11.                     Clause 14.11 of the Share Sale Agreement is amended by deleting same in its entirety and replacing it with the following —

“14.11.        Intentionally Omitted.”

2.12.                     A new clause 34 is inserted into the Share Sale Agreement as follows -

“34.                         1 JULY 2017 CLOSING DATE AND FLOW OF FUNDS

Notwithstanding anything to the contrary contained elsewhere in this Agreement:

34.1.       Provided that —

34.1.1              all of the Conditions Precedent are fulfilled (or, where appropriate, waived) on or before 12:01 a.m., Eastern Standard time (USA), on 1 July 2017; and

34.1.2              payment has been made by or on behalf of the Purchaser or its South African bankers of the amount set forth in clause 7.3, and has been received by no later than 17h00 on 30 June 2017 into the trust banking account administered by Webber Wentzel, to be held in the name of the Purchaser in accordance with the Attorneys Act 53 of 1979 (it being agreed that the Purchaser shall retain all right, title and interest in the funds delivered to such trust account and is entitled to the prompt return of such funds until such time as Purchaser has consented in writing to the release of such funds in accordance with clauses 7.3 and 34.1.3 and the terms of such release have been met);

34.1.3              by not later than 08h00 on 3 July 2017, the Purchaser has issued an irrevocable instruction to Webber Wentzel, to release the amounts held by Webber Wentzel in its trust banking account to the

Sellers the amounts referred to in clause 7.3 and to the Company the amounts referred to in clauses 8, 11.2.2 and 11.3, on the Closing Date or so soon thereafter as may be possible,

the Parties hereby agree that all control, risk and benefit in and to the Sold Shares shall be deemed, as between the Purchaser and the Sellers, to have passed to the Purchaser with effect from 12:01 a.m., Eastern Standard time (USA) on the Closing Date (i.e., 12:01 a.m., Eastern Standard time (USA), on 1 July 2017), notwithstanding that certain closing deliverables in terms of clause 7 will only be satisfied on a later date (which shall be not later than 3 July 2017) purely for administrative reasons.

34.2.                     The Closing Date shall, without limitation, be used for all accounting purposes, provided that this shall not alter:

34.2.1             the dates for determination of the Interim Period, which shall end on 3 July 2017 immediately after the activities contemplated in clause 7 have been completed;

34.2.2                the date for payment of the Escrow Amount referred to in clause 7.4, which shall be 3 July 2017 for all purposes of this Agreement;

34.2.3              the date up to which insurance cover is required to be kept in force by the Company and the Subsidiaries, which shall be 3 July 2017.

34.3                        For purposes of clause 7 of the Share Sale Agreement and all other provisions thereof which may require payment on the Closing Date, it is agreed that the Purchaser or its South African bankers shall make payment directly to Webber Wentzel into the trust account referred to in clause 34.1.2.  For all purposes of this Agreement, payment of any amount by the Purchaser or its South African bankers to Webber Wentzel in terms of this Agreement shall fully and finally discharge the obligation of the Purchaser to make payment of such amount to the Sellers for all purposes of this Agreement. The Purchaser shall not be responsible for the payment by Webber Wentzel of any amount received by Webber Wentzel from the Purchaser or its South African bankers to any Seller, nor shall the Purchaser be liable for any non-payment or late payment by Webber Wentzel.  The Sellers and Webber Wentzel are responsible for ensuring that all amounts paid by the Purchaser or its South African bankers to Webber Wentzel in terms of this Agreement are allocated between the Sellers in accordance with clause 7.3, and the Purchaser shall not have any liability in this regard once payment has been made to Webber Wentzel’s trust account as referred to in clause 34.1.2.

34.4                        The Parties agree that in order to achieve payment of Rand into Webber Wentzel’s trust account by 30 June 2017, the Purchaser shall be required to convert USD into Rand before that date and shall do so during the week commencing 26 June 2017.  The Sellers agree that the rate of exchange obtained by the Purchaser in converting USD into Rand for this purpose shall be binding on the Purchaser and the Sellers, as if same had occurred on the Closing Date.  Accordingly, for amounts determined as payable on the Closing Date in terms of this Agreement, the definition of the “Rand Equivalent” for that date shall be taken for all purposes to refer to the amount quoted in Rand, being the equivalent of the relevant amount of USD converted into Rand by the Purchaser’s South African bankers, as determined in accordance with the rate of exchange obtained by the Purchaser on the date in question in the week commencing 26 June 2017, as paid into Webber Wentzel’s trust account, notwithstanding that, for example, clause 6.2 and 6.2.1 refer to the Rand Equivalent on the Closing Date.  All relevant provisions of this Agreement are deemed to have been amended accordingly.

34.5                        To avoid doubt -

34.5.1              except where specified to be carried out on 1 July 2017, the activities to be carried out at “Closing” shall, for all purposes of the Agreement, be carried out at 10h00 on 3 July 2017, or as soon as reasonably possible thereafter, to the extent to which they may not have been carried out prior to such time and date;

34.5.2              to the extent to which the Sellers and the Company receive payment from Webber Wentzel after the Closing Date, for all purposes of this Agreement, the Purchaser shall be deemed to have made payment on the Closing Date.”;

2.13.                     Annexure G to the Agreement is amended by deleting the master’s reference number of “IT2913/2012” for the trustees for the time being of The Samuel Edward Paddock Family Trust and replacing it with “IT2914/2012”.

3.                                      REMAINING PROVISIONS

The remaining provisions of the Share Sale Agreement shall continue to apply between the parties.

4.                                      COUNTERPARTS

This Addendum may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

SIGNED by the Parties on the following dates and at the following places respectively:

For:	GET EDUCATED INTERNATIONAL PROPRIETARY LIMITED

Signature:
who warrants that he/she is duly authorized thereto

Name:

Date:

Place:

For:	K2017143886 SOUTH AFRICA PROPRIETARY LIMITED

Signature:
who warrants that he/she is duly authorized thereto
Name:

Date:

Place:

THE TRUSTEES FOR THE TIME BEING OF THE PADDOCK FAMILY TRUST

Signature:
who warrants that he/she is duly authorized thereto

Name:

Date:

Place:

Witness:

Witness:

THE TRUSTEES FOR THE TIME BEING OF THE SAMUEL EDWARD PADDOCK FAMILY TRUST

Signature:
who warrants that he/she is duly authorized thereto

Name:

Date:

Place:

Witness:

Witness:

THE TRUSTEES FOR THE TIME BEING OF THE ROBERT JAMES PADDOCK FAMILY TRUST

Signature:
who warrants that he/she is duly authorized thereto

Name:

Date:

Place:

Witness:

Witness:

THE TRUSTEES FOR THE TIME BEING OF THE PRINCESS TRUST

Signature:
who warrants that he/she is duly authorized thereto

Name:

Date:

Place:

Witness:

Witness:

JOHN HILL

Signature:

Name:

Date:

Place:

Witness:

Witness:

THE TRUSTEES FOR THE TIME BEING OF THE FIREBIRD TRUST

Signature:
who warrants that he/she is duly authorized thereto

Name:

Date:

Place:

Witness:

Witness:

AMY JOHNSON

Signature:

Name:

Date:

Place:

Witness:

Witness:

ROBYN COSTA

Signature:

Name:

Date:

Place:

Witness:

Witness:

THE TRUSTEES FOR THE TIME BEING OF THE VELFLEX TRUST

Signature:
who warrants that he/she is duly authorized thereto

Name:

Date:

Place:

Witness:

Witness:

THELMA JANSE VAN RENSBURG

Signature:

Name:

Date:

Place:

Witness:

Witness:

THE TRUSTEES FOR THE TIME BEING OF THE INFINITE AFFLUENCE TRUST

Signature:
who warrants that he/she is duly authorized thereto

Name:

Date:

Place:

Witness:

Witness:

DIGAME AFRICA

Signature:
who warrants that he/she is duly authorized thereto

Name:

Date:

Place:

Witness:

Witness:

SAMUEL EDWARD PADDOCK

Signature:

Name:

Date:

Place:

Witness:

Witness:

ROBERT JAMES PADDOCK

Signature:

Name:

Date:

Place:

Witness:

Witness:

ANTHONY EDWARD GRAHAM SAUNDERS

Signature:

Name:

Date:

Place:

Witness:

Witness:

CHRISTOPHER MURRAY VELLA

Signature:

Name:

Date:

Place:

Witness:

Witness:

RYAN MICHAEL O’MAHONEY

Signature:

Name:

Date:

Place:

Witness:

Witness:

DALE WILLIAMS

Signature:

Name:

Date:

Place:

Witness:

Witness: